Exhibit 10(c)

ALCOA INC.

TERMS AND CONDITIONS FOR RESTRICTED SHARE UNITS

Effective May 3, 2013

These terms and conditions are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every Award of Restricted Share Units issued on or after May 3, 2013 under the 2013 Alcoa Stock Incentive Plan, as last amended prior to the grant (the “Plan”).

Terms that are defined in the Plan have the same meanings in these terms and conditions, except that Alcoa or Company means Alcoa Inc. or any of its controlled subsidiaries or affiliates.

General Terms and Conditions

1. Restricted Share Units are subject to the provisions of the Plan and the provisions of these terms and conditions. A Restricted Share Unit is an undertaking by the Company to issue the number of Shares indicated in the Participant’s account at Merrill Lynch’s OnLine® website www.benefits.ml.com, except to the extent otherwise provided in the Plan or herein. A Participant has no voting rights or rights to receive dividends on Restricted Share Units, but the Board of Directors may authorize that dividend equivalents be accrued and paid on Restricted Share Units upon vesting.

Vesting

2. A Restricted Share Unit vests on the third anniversary date of the grant date.

3. Except as provided in paragraph 4, if a Participant’s employment with the Company is terminated before the Restricted Share Unit vests, the Award is forfeited and is automatically canceled.

4. The following are exceptions to the vesting rules:

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Death or Disability: a Restricted Share Unit held by a Participant, who dies while an employee or who is permanently and totally disabled while an employee, is not forfeited but vests on the original stated vesting date.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee.

2013 RESTRICTED SHARE UNIT TERMS AND CONDITIONS (MAY 2013)

•	Change in Control: a Restricted Share Unit vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan.

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Retirement: a Restricted Share Unit is not forfeited if it is held by a Participant who retires at least 6 months after the grant date under a Company plan (or if there is no Company plan, a government retirement plan) in which the Participant is eligible for an immediate payment of a retirement benefit. In such event, the Restricted Share Unit vests in accordance with the original vesting schedule of the grant.

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Divestiture: if a Restricted Share Unit is held by a Participant identified by the Company to be terminated from employment with the Company as a result of a divestiture of a business or a portion of a business of the Company and the Participant either becomes an employee of (or is leased or seconded to) the entity acquiring the business on the date of the closing, or the Participant is not offered employment with the entity acquiring the business and is terminated by the Company within 90 days of the closing of the sale, then, at the discretion of the Chief Executive Officer of Alcoa Inc., the Restricted Share Unit will not be forfeited and will vest in accordance with the original vesting schedule. For purposes of this paragraph, employment by “the entity acquiring the business” includes employment by a subsidiary or affiliate of the entity acquiring the business; and “divestiture of a business” means the sale of assets or stock resulting in the sale of a going concern. “Divestiture of a business” does not include a plant shut down or other termination of a business.

5. A Participant will receive one Share upon the vesting of a Restricted Share Unit.

Taxes

6. All taxes required to be withheld under applicable tax laws in connection with a Restricted Share Unit must be paid by the Participant at the appropriate time under applicable tax laws. Alcoa will withhold from the Shares to be issued upon payment of the Restricted Share Unit that number of Shares with a Fair Market Value on the vesting date equal to the taxes required to be withheld at the minimum required rates, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

2013 RESTRICTED SHARE UNIT TERMS AND CONDITIONS (MAY 2013)

Fair Market Value

7. “Fair Market Value” per Share on any given date is the closing price per Share on that date as reported on the New York Stock Exchange or other stock exchange on which the Shares principally trade. If the New York Stock Exchange or such other exchange is not open for business on the date Fair Market Value is being determined, the closing price as reported for the next business day on which that exchange is open for business will be used.

Beneficiaries

8. Participants will be entitled to designate one or more beneficiaries to receive all Restricted Share Units that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com.

9. Beneficiary designations on an approved form will be effective at the time received by the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com. A Participant may revoke a beneficiary designation at any time by written notice to the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

10. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

11. The failure of any Participant to obtain any recommended signature on the form will not invalidate the beneficiary designation or prohibit Alcoa from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Restricted Share Unit prior to the death of the Participant who designated such beneficiary.

12. Unless the Participant indicates on the form that a named beneficiary is to receive Restricted Share Units only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Restricted Share Units upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Restricted Share Units.

13. Should a beneficiary die after the Participant but before the Restricted Share Unit is paid, such beneficiary’s rights and interest in the Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Restricted Share Unit, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

2013 RESTRICTED SHARE UNIT TERMS AND CONDITIONS (MAY 2013)

Performance Feature

14. If a Restricted Share Unit is issued with a performance feature, the following additional terms and conditions will apply to that Award:

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The Participant will have the right to receive from 0% to 200% of the number of Shares indicated on the grant date, based on achievement of performance objectives established by the Committee for that Award.

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The performance period is three years. Performance for each year of the three-year period will be determined by the Committee at the end of each year with one-third of the number of restricted share units initially granted subject to the performance criteria each year.

2013 RESTRICTED SHARE UNIT TERMS AND CONDITIONS (MAY 2013)

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